UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 18, 2011
Date of Report (Date of earliest event reported)

SONO RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-51583 (Commission File Number)	98-0441019 (IRS Employer Identification No.)

2533 N. Carson Street, Suite 125 Carson City, Nevada 89706 (Address of principal executive offices)	89706 (Zip Code)

(775) 348-9330
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - Registrant's Business and Operations

Item 1.01     Entry into a Material Definitive Agreement

Effective on May 18, 2011, Sono Resources, Inc. (the "Company") entered into a second amending agreement (the "Second Amending Agreement") with Tignish (PTY) Ltd. ("Tignish") and Bonnyridge (PTY) Ltd. ("Bonnyridge"), amending that certain Share Purchase Agreement dated March 14, 2011 as amended on April 20, 2011. The Second Amending Agreement amends the Share Purchase Agreement to revise the closing date thereunder from no later than May 31, 2011 to no later than June 15, 2011. A copy of the Second Amending Agreement is attached as Exhibit 10.1 to this Current Report.

As previously disclosed in the Company's Current Reports on Form 8-K, as filed with the SEC on April 7, 2011 and April 29, 2011, the Company entered into the Share Purchase Agreement with Tignish and Bonnyridge for the Company to purchase 95% of the issued and outstanding shares of Bonnyridge, which is the legal and beneficial owner of three mineral license blocks located in northwestern Botswana, Africa. Both Tignish and Bonnyridge are companies incorporated under the laws of Botswana. Tignish is the registered and beneficial owner of 950 common shares of Bonnyridge (the "Purchased Shares"), representing 95% of the issued and outstanding shares of Bonnyridge. Pursuant to the Share Purchase Agreement (as now amended by the Amending Agreement as described above), Tignish has agreed to sell, and the Company has agreed to purchase, the Purchased Shares for the following consideration: (i) an initial cash payment of US$200,000 within three days of execution of the Share Purchase Agreement; (ii) a further cash payment of US$100,000 on or before the Closing Date (which shall be on or before June 15, 2011, unless otherwise agreed by the parties in writing); and (iii) 6,500,000 restricted common shares of the Company on or before the Closing Date.

SECTION 9 - Financial Statements and Exhibits

Item 9.01      Financial Statements and Exhibits

(a)     Financial Statements of Business Acquired

Not applicable.

(b)     Pro forma Financial Information

Not applicable.

(c)     Shell Company Transaction

Not applicable.

(d)     Exhibits
Exhibit	Description
10.1	Amending Agreement dated May 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONO RESOURCES, INC.
Date: May 25, 2011	/s/ William D. Thomas________________ Name: William D. Thomas Title: Chief Financial Officer

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